EXHIBIT 10.1
RESERVE ACCOUNT SECURITY AGREEMENT
     THIS RESERVE ACCOUNT SECURITY AGREEMENT (this “Agreement” or this “Reserve Agreement”) is made as of January 7, 2011, by and between SOLAR POWER, INC., a California corporation (“Pledgor”), and EAST WEST BANK, as lender under the Loan Agreement described below (“Lender”).
Recitals
     A. This Agreement is being executed in connection with a loan in the amount of $9,900,000 (the “Loan”), evidenced by a Term Loan Note of even date herewith executed by Solar Tax Partners I, LLC, a California limited liability company (“Borrower”), in favor of Lender (the “Term Loan Note”), to refinance certain solar energy facilities located in Sacramento County, California (the “Project”).
     B. The Loan is being made on the terms and conditions set forth in a Term Loan Agreement of even date herewith between the Borrower and Lender (the “Loan Agreement”). Capitalized terms utilized but not defined in this Agreement shall have the respective meanings assigned thereto in the Loan Agreement.
     C. Borrower, Lender and Master Tenant 2008-C LLC (“Master Tenant’) have entered into that certain Depositary Agreement dated as of the date hereof (the “Depositary Agreement”) pursuant to which Borrower has agreed to the creation of a debt service reserve account (the “Borrower Debt Service Reserve Account”) and pursuant to which Borrower has granted to Lender a security interest in all of the accounts governed by the Depositary Agreement as security for the Obligations.
     D. As additional security for the Obligations, Pledgor has agreed to enter into this Agreement and make certain deposits with Lender for debt service charges related to the Loan (the “Reserves”).
Agreement
     NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Pledgor and Lender agree as follows:
     1. Deposits to the Supplemental Debt Service Reserve Account. On or before the Closing Date, Pledgor shall deposit or cause to be deposited with Lender in an account that meets the standards for restricted accounts as required by Lender (the “Supplemental Debt Service Reserve Account”) an amount equal to $400,000 (the “Supplemental Debt Service Reserve Requirement”). Until the earlier of (a) the Discharge Date and (b) the date on which Tax Equity Investor sells its interest in Master Tenant pursuant to the put/call option in the Master Tenant Operating Agreement, Lender shall have the sole right to make withdrawals from the Supplemental Debt Service Reserve Account. All interest earned on funds in the Supplemental Debt Service Reserve Account shall be added to and become part of the Supplemental Debt Service Reserve Account, provided that Lender shall not be responsible for any losses resulting from the investment of the Supplemental Debt Service Reserve Account or for obtaining any specific level or percentage of earnings on such investment.
     2. Disbursements From Supplemental Debt Service Reserve Account Prior to Default. Lender shall disburse amounts from the Supplemental Debt Service Reserve Account as necessary for the payment of principal and interest on the Loan; provided, however, that (i) Lender shall not be obligated to make disbursements from the Supplemental Debt Service Reserve Account at any time that funds sufficient to cover all principal and interest payable at such time on the Loan are available in the Borrower Blocked Account (as defined in the Depositary Agreement), the Borrower Debt Service Reserve Account or from any other source and (ii) Lender shall not be obligated to make such disbursements during the existence of an Event of Default (unless such Event of Default consists solely of the failure to pay principal and/or interest on the Loan when due). Notwithstanding anything herein to the contrary, and except for the application of funds by Lender pursuant to Section 5(b) below, for so long as

Greystone Renewable Energy Manager, LLC (“Greystone”) is a member of Greystone Renewable Energy Fund 2008-A, LLC (the “Fund”), and the Fund is a member of Master Tenant, Lender shall not make any disbursements under this Agreement without the prior written consent of Greystone, which consent shall not be unreasonably withheld, delayed or conditioned.
     3. Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations, Pledgor hereby pledges, assigns, hypothecates and transfers to Lender and grants to Lender a Lien on all of its right, title and interest in, to and under the Supplemental Debt Service Reserve Account and all cash, instruments, investment property, securities, “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) and other financial assets (within the meaning of Section 8-102(a)(9) of the UCC) at any time on deposit in any such Supplemental Debt Service Reserve Account, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any Property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing.
     4. Reduction of Supplemental Debt Service Reserve Requirement. On January 1 of each year following the year in which this Agreement is entered into, provided that no Default or Event of Default exists under the Loan Documents, and subject to confirmation by Greystone that there is no default or breach under the terms of the Borrower’s operating agreement and/or the Master Tenant’s operating agreement, Lender shall disburse to Pledgor from the Supplemental Debt Service Reserve Account an amount equal to $80,000 and the Supplemental Debt Service Reserve Requirement shall be reduced by such amount on such date.
     5. Default.
          (a) Default Under This Agreement. Pledgor shall be in default under this Agreement if Pledgor fails to pay any amount due hereunder or if Pledgor fails to comply with any other provision of this Agreement. Pledgor agrees that a default under this Agreement shall be deemed to be an Event of Default under the Loan Documents, and that in addition to the remedies specified in this Agreement, Lender shall be able to exercise all of its rights and remedies under the Loan Documents.
          (b) Application of Reserves Upon Default. Upon the occurrence and continuance of a default under this Agreement or an Event of Default under the Loan Documents (other than a payment default that can be cured by application by Lender of the Reserves as provided in Section 2 herein and with respect to which Greystone has granted its consent to such application within three (3) Business Days of such payment default), Lender may in its sole and absolute discretion use the Reserves (or any portion thereof) for any purpose relating to the Loan, including but not limited to (A) repayment of any Obligations; provided, however, that such application of funds shall not cure or be deemed to cure any default or Event of Default; (B) reimbursement of Lender for all losses and reasonable expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such default or Event of Default; or (C) payment of any amount expended in exercising all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserves on account of any default or Event of Default by Pledgor or to repayment of the Obligations or in any specific order of priority.
     6. Remedies Cumulative. None of the rights and remedies conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.
     7. Indemnification. Pledgor agrees to indemnify Lender and to hold Lender harmless for, from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) (the “Claims”) arising from or in any way connected with this Agreement or the holding or investment of the Reserves except as a result of Lender’s gross negligence or willful misconduct.
     8. Power of Attorney. Pledgor hereby constitutes and appoints Lender as its true and lawful attorney-in-fact, with full power of substitution and full power to do any and all things which Lender deems advisable or necessary to be done hereunder or with respect to the Supplemental Debt Service Reserve Account as fully and effectively as the Pledgor might or could do but for this appointment and hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Neither Lender nor its agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law in its capacity as such attorney-in-fact, except due to its gross negligence or willful misconduct. This power of attorney is coupled with an interest and shall be irrevocable so long as any Obligations shall remain outstanding.
     9. Fees and Expenses. Pledgor shall pay within five days after written request from Lender all reasonable costs and expenses incurred by Lender in connection with collecting, holding and disbursing the Reserves pursuant to this Agreement.
     10. Termination of Reserves. Promptly following the Discharge Date, Lender shall disburse to Pledgor all amounts remaining in the Supplemental Debt Service Reserve Account.
     11. Entire Agreement; Amendment and Waiver. This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and no change or amendment shall be valid unless it is made in writing and executed by the parties to this Agreement. No specific waiver or forbearance for any breach of any of the terms of this Agreement shall be considered as a general waiver of that or any other term of this Agreement.
     12. Notices. Any notice or other communication herein required or permitted to be given to any party hereto shall be sent to such Person’s address as set forth below, or to such other address as notified by such Person to the other party hereto in writing. Each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Each party hereto may change its information for notices and other communications hereunder by providing notice of such change to each other party hereto in accordance with this Section 12. The party’s addresses for purposes of giving notices are as follows:

If to Lender:	East West Bank
Loan Servicing Department
9300 Flair Drive, 6th Floor
El Monte, CA 91731

If to Pledgor:	Solar Power, Inc.
1115 Orlando Ave.,
Roseville, California 95661
     13. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.
     14. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof. PLEDGOR AND LENDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. PLEDGOR AND LENDER EACH REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.
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     The undersigned have executed this Agreement on the date and year first above written.

PLEDGOR: SOLAR POWER, INC., a California corporation
By:	/s/ Stephen C. Kircher
	Name:	Stephen C. Kircher
	Title:	CEO

LENDER: EAST WEST BANK, a California corporation
By:	/s/ Don Danh
Authorized Signer